Exhibit 4.4(b)

EXECUTION COPY

FIRST AMENDMENT

        FIRST AMENDMENT, dated as of May 9, 2003 (this "First Amendment"), to the Credit Agreement, dated as of July 7, 1999 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among The Yankee Candle Company, Inc., a Massachusetts corporation (the "Company"), the several lenders from time to time parties thereto (the "Lenders"), and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

W I T N E S S E T H:

        WHEREAS, the Company, the Lenders and the Administrative Agent are parties to the Credit Agreement;

        WHEREAS, the Company has requested that the Lenders amend the Credit Agreement as set forth herein; and

        WHEREAS, the Lenders and the Administrative Agent are willing to agree to such amendment to the Credit Agreement, subject to the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company, the Lenders and the Administrative Agent hereby agree as follows:

        1.    Defined Terms.    Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

        2.    Amendments to Section 8.9 (Limitation an Dividends).    Section 8.9 of the Credit Agreement is hereby amended by (i) deleting the word "and" from the end of paragraph (b), (ii) deleting from paragraph (c) the phrase "and repurchase common stock of the Company"; (iii) deleting the period from the end of paragraph (c) and substituting therefor the phrase "; and" and (iv) adding the following new paragraph at the end thereof:

          (d)    so long as no Default or Event of Default has occurred or would occur after giving effect to any such purchase, the Company may, at any time the Leverage Ratio in effect is less than or equal to 2.00:1:00, purchase shares of its common stock for an aggregate consideration not to exceed $100,000,000.

        3.    Representations and Warranties.    The Company hereby confirms, reaffirms and restates the representations and warranties set forth in Section 5 of the Credit Agreement. The Company represents and warrants that, after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.

        4.    Effectiveness.    This First Amendment shall become effective on the date (the "Effective Date") on which the Administrative Agent notifies the Company that it has received counterparts of this First Amendment duly executed by the Company and the Required Lenders.

        5.    Continuing Effect of the Credit Agreement.    This First Amendment shall not constitute an amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

        6.    Counterparts.    This First Amendment may be executed by the parties hereto in any number of separate counterparts (including telecopied counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

        7.    GOVERNING LAW.    THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        8.    Expenses.    The Company agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this First Amendment, including, without limitation, the fees and disbursements of counsel to the Administrative Agent.

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        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

THE YANKEE CANDLE COMPANY, INC.

By:	/s/ ROBERT R. SPELLMAN Title: Chief Financial Officer

JPMORGAN CHASE BANK, as Administrative Agent and as a Lender

By:	/s/ WILLIAM J. CAGGIANO
Title: Managing Director

Signature page to the First Amendment dated as of May 9, 2003 under The Yankee Candle Company, Inc. Credit Agreement dated as of July 7, 1999

Bank of America

By:	/s/ LAWRENCE J. GORDON
Name: Lawrence J. Gordon Title: Principal

Signature page to the First Amendment dated as of May 9, 2003 under The Yankee Candle Company, Inc. Credit Agreement dated as of July 7, 1999

THE BANK OF NOVA SCOTIA

By:	/s/ TODD MELLER
Todd Meller Managing Director

Signature page to the First Amendment dated as of May 9, 2003 under The Yankee Candle Company, Inc. Credit Agreement dated as of July 7, 1999

Citizens Bank of Massachusetts

By:	/s/ DANIEL BERNARD
Daniel Bernard Title: Vice President

Signature page to the First Amendment dated as of May 9, 2003 under The Yankee Candle Company, Inc. Credit Agreement dated as of July 7, 1999

Fleet National Bank
Name of Lender

By:	/s/ SHERYL L. MCQUADE
Sheryl L. McQuade Title: Vice President

Signature page to the First Amendment dated as of May 9, 2003 under The Yankee Candle Company, Inc. Credit Agreement dated as of July 7, 1999

HSBC Bank USA
[Name of Lender]

By:	/s/ CHARLES R. KREUTER
Charles R. Kreuter Title: Vice President

Signature page to the First Amendment dated as of May 9, 2003 under The Yankee Candle Company, Inc. Credit Agreement dated as of July 7, 1999

Merrill Lynch Capital Corporation

By:	/s/ NANCY E. MEADOWS
Title: Assistant Vice President

Signature page to the First Amendment dated as of May 9, 2003 under The Yankee Candle Company, Inc. Credit Agreement dated as of July 7, 1999

Sovereign Bank
Name of Lender

By:	/s/ DAVID HOBERT
Title: Senior Vice President

Signature page to the First Amendment dated as of May 9, 2003 under The Yankee Candle Company, Inc. Credit Agreement dated as of July 7, 1999

Standard Federal Bank N.A.

By:	/s/ MICHELLE DEJAEGHER
Title: Assistant Vice President

Signature page to the First Amendment dated as of May 9, 2003 under The Yankee Candle Company, Inc. Credit Agreement dated as of July 7, 1999

Wachovia Bank, National Association

By:	/s/ MARK S. SUPPLE
Name: Mark S. Supple Title: Vice President